As filed with the Securities and Exchange Commission on July 28, 2005

Investment Company Act File No. 811-21301

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|

Amendment No. 5	|X|
(Check appropriate box or boxes) [X]

MASTER TAX-EXEMPT TRUST
(Exact Name Of Registrant As Specified In Charter)

800 Scudders Mill Road
Plainsboro, New Jersey 08536
(Address Of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code):
(609) 282-2800

Robert C. Doll, Jr.
Master Tax-Exempt Trust
800 Scudders Mill Road, Plainsboro, New Jersey 08536
Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
(Name and address of agent for service)

Copies to:
Counsel for the Trust:	Andrew J. Donohue, Esq.
SIDLEY AUSTIN BROWN & WOOD LLP	FUND ASSET MANAGEMENT, L.P.
787 Seventh Avenue	P.O. Box 9011
New York, New York 10019-6018	Princeton, New Jersey 08543-9011
Attention: Laurin Blumenthal Kleiman, Esq.

J. Todd Cook, Esq.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
222 Broadway, New York, N.Y. 10038

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Registrant’s Part B is incorporated by reference into the Registrant’s Part A and the Registrant’s Part A is incorporated by reference into the Registrant’s Part B.

PART A.

July 28, 2005

MASTER MONEY TRUST
MASTER GOVERNMENT SECURITIES TRUST
MASTER TAX-EXEMPT TRUST
MASTER TREASURY TRUST

Each of Master Money Trust (“Money Trust”), Master Government Securities Trust (“Government Trust”), Master Tax-Exempt Trust (“Tax-Exempt Trust”) and Master Treasury Trust (“Treasury Trust”) (collectively, the “Trusts”) is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (1) (a) Post-Effective Amendment No. 39 of the Registration Statement on Form N-1A (Securities Act File No. 2-59311 and Investment Company Act File No. 811-02752) of CMA Money Fund; (b) Post-Effective Amendment No. 29 of the Registration Statement on Form N-1A (Securities Act File No. 2-72724 and Investment Company Act File No. 811-03205) of CMA Government Securities Fund; (c) Post-Effective Amendment No. 21 of the Registration Statement on Form N-1A (Securities Act File No. 33-37439 and Investment Company Act File No. 811-06196) of CMA Treasury Fund, each as filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2005; and (d) Post-Effective Amendment No. 33 of the Registration Statement on Form N-1A (Securities Act File No. 2-69877 and Investment Company Act File No. 811-3111) of CMA Tax-Exempt Fund as filed with the Commission on July 26, 2005, and as amended from time to time (the “CMA Registration Statements”) and (2)(a) Post-Effective Amendment No. 3 of the Registration Statement on Form N-1A (Securities Act File No. 333-99387 and Investment Company Act File No. 811-21196) of WCMA Money Fund; (b) Post-Effective Amendment No. 3 of the Registration Statement on Form N-1A (Securities Act File No. 333-99395 and Investment Company Act File No. 811-21197) of WCMA Government Securities Fund; (c) Post-Effective Amendment No. 3 of the Registration Statement on Form N-1A (Securities Act File No. 333-99391 and Investment Company Act File No. 811-21198) of WCMA Tax-Exempt Fund; and (d) Post-Effective Amendment No. 3 of the Registration Statement on Form N-1A (Securities Act File No. 333-99389 and Investment Company Act File No. 811-21199) of WCMA Treasury Fund, each as filed with the Commission on July 28, 2005, and as may be amended from time to time (the “WCMA Registration Statements”).

This Registration Statement refers to CMA Money Fund, CMA Government Securities Fund, CMA Tax-Exempt Fund and CMA Treasury Fund collectively as the CMA Funds. WCMA Money Fund, WCMA Government Securities Fund, WCMA Tax-Exempt Fund and WCMA Treasury Fund are collectively referred to herein as the WCMA Funds. Part A of each of the CMA Registration Statements includes the prospectus of the CMA Funds. Part A of each of the WCMA Registration Statements includes the prospectus of the WCMA Funds. Each corresponding CMA Fund (as defined below), each corresponding WCMA Fund (as defined below) and any other feeder fund that may invest in a corresponding Trust (as defined below) are referred to herein as “Feeder Funds.”

Each Feeder Fund invests all of its respective assets in beneficial interests of its corresponding Trust. All portfolio investments will be at the level of each corresponding Trust. As of the date hereof, only two Feeder Funds, each corresponding CMA Fund and WCMA Fund, invest in each corresponding Trust as noted in the chart below:

Corresponding CMA Fund	Corresponding WCMA Fund	Corresponding Trust
CMA Money Fund	WCMA Money Fund	Master Money Trust

CMA Government Securities Fund	WCMA Government Securities Fund	Master Government Securities Trust

CMA Tax-Exempt Fund	WCMA Tax-Exempt Fund	Master Tax-Exempt Trust

CMA Treasury Fund	WCMA Treasury Fund	Master Treasury Trust

Each Trust is an open-end management investment company that was organized on August 29, 2002 as a statutory trust under the laws of the State of Delaware. Beneficial interests in each Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Regulation D under the Securities Act. Investments in a Trust may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act. Fund Asset Management, L.P. (“FAM” or the “Manager”) manages each Trust’s investments subject to the overall oversight of the Board of Trustees of each Trust.

Responses to Items 1, 2, 3, and 8 Have Been Omitted Pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4.    Investment Objectives, Principal Investment Strategies, and Related Risks.

(a)  Investment Objectives.

Money Trust

The investment objectives of the Money Trust are to seek current income, preservation of capital and liquidity.

Government Trust

The investment objectives of the Government Trust are to seek preservation of capital, current income and liquidity.

Tax-Exempt Trust

The investment objectives of the Tax-Exempt Trust are to seek current income exempt from Federal income tax, preservation of capital and liquidity.

Treasury Trust

The investment objectives of the Treasury Trust are to seek preservation of capital, liquidity and current income.

(b)  Implementation of Investment Objectives.

Money Trust

Outlined below are the main strategies that the Money Trust uses in seeking to achieve its objectives.

The Money Trust seeks to achieve its objectives by investing in a diversified portfolio of short term securities. These instruments are U.S. dollar-denominated short term securities that mature or reset to a new interest rate within 397 days (13 months) or 762 days (25 months) if the U.S. Government has issued or guaranteed the debt. The Trust’s dollar-weighted average maturity will not exceed 90 days.

Other than U.S. Government and certain U.S. Government Agency securities, the Money Trust invests in short term securities that have one of the two highest short term ratings from a nationally recognized rating agency. The Money Trust also may invest in unrated short term securities, but only when Trust management, pursuant to authority delegated by the Board of Trustees, determines that the credit quality is comparable to securities that have one of the two highest ratings. Certain short term securities are entitled to the benefit of guarantees, letters of credit or similar arrangements provided by a financial institution. When this is the case, Trust management may consider the obligation of the financial institution and its creditworthiness in determining whether the security is an appropriate investment for the Money Trust.

Trust management will vary the types of short term securities in the Money Trust’s portfolio, as well as the Trust’s average maturity. Trust management decides which securities to buy and sell based on its assessment of the relative value of different securities and future interest rates. Trust management seeks to improve the Trust’s yield by taking advantage of differences in yield that regularly occur among similar kinds of securities.

Among the short term securities the Money Trust may buy are:

U.S. Government Securities—Debt securities issued by or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

 U.S. Government Agency Securities—Debt securities issued or guaranteed as to principal and interest by U.S. Government agencies, U.S. Government sponsored enterprises and U.S. Government instrumentalities that are not direct obligations of the U.S. Government. These securities may not be backed by the full faith and credit of the United States.

U.S. Government Agencies—entities that are part of or sponsored by the Federal government, such as the Government National Mortgage Association, the Tennessee Valley Authority or the Federal Housing Administration.

U.S. Government Sponsored Enterprises —private corporations sponsored by the Federal government that have the legal status of government agencies, such as the Federal Home Loan Mortgage Association, the Student Loan Marketing Association or the Federal National Mortgage Association. Securities issued by these entities are generally not supported by the full faith and credit of the United States.

U.S. Government Instrumentalities —supranational entities sponsored by the U.S. and other governments, such as the World Bank or the Inter-American Development Bank.

 Bank Money Instruments—Obligations of commercial banks of other depository institutions, such as certificates of deposit, bankers’ acceptances, bank notes and time deposits. The Money Trust may invest only in obligations of savings banks and savings and loan associations organized and operating in the United States. The obligations of commercial banks may be Eurodollar obligations or Yankeedollar obligations. The Trust may invest in Eurodollar obligations only if they, by their terms, are general obligations of the U.S. parent bank.

 The Money Trust also may invest up to 25% of its total assets in bank money instruments issued by foreign depository institutions and their foreign branches and subsidiaries.

 Commercial Paper—Obligations, usually of nine months or less, issued by corporations, securities firms and other businesses for short term funding.

 Short Term Obligations—Corporate or foreign government debt and asset-backed securities with a period of 397 days or less remaining to maturity.

 Floating Rate Obligations—Obligations of government agencies, corporations, depository institutions or other issuers which periodically or automatically reset their interest rate to reflect a current market rate, such as the Federal funds rate or a bank’s prime rate, or the level of an interest rate index, such as LIBOR (a well-known short term interest rate index).

 Insurance Company Obligations—Short term funding agreements and guaranteed insurance contracts with fixed or floating interest rates.

 Repurchase Agreements; Purchase and Sale Contracts —The Money Trust may enter into certain types of repurchase agreements or purchase and sale contracts. In a repurchase agreement the Money Trust buys a security from another party, which agrees to buy it back at an agreed upon time and price. The Money Trust may invest in repurchase agreements involving the money market securities described above. Purchase and sale contracts are similar to repurchase agreements, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, the Trust may lose money.

 Master Notes—Variable principal amount demand instruments issued by securities firms and other corporate issuers.

Other Strategies. In addition to the main strategies discussed above, the Money Trust may use certain other investments and investment strategies.

Other Eligible Investments—Other money market instruments permitted by Commission rules governing money market funds.

Reverse Repurchase Agreements—In a reverse repurchase agreement, the Money Trust sells a security to another party and agrees to buy it back at a specific time and price. The Trust may engage in reverse repurchase agreements involving the money market securities described above.

When Issued Securities, Delayed Delivery Securities and Forward Commitments —The Money Trust may buy or sell money market securities on a when issued, delayed delivery or forward commitment basis. In these transactions, the Trust buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

The Money Trust may invest up to 10% of its net assets in illiquid securities.

The Money Trust may also lend its portfolio securities.

Government Trust

Outlined below are the main strategies the Government Trust uses in seeking to achieve its objectives.

The Government Trust tries to achieve its objectives by investing exclusively in a diversified portfolio made up only of short term securities that are direct U.S. Government obligations. The Trust also enters into repurchase agreements with banks and securities dealers that involve direct obligations of the U.S. Government. The Trust will provide its shareholders with at least 60 days’ prior written notice before changing this strategy.

In seeking to achieve the Government Trust’s objectives, the Manager varies the kinds of short term U.S. Government securities held in the Trust’s portfolio as well as its average maturity. The Manager decides which of these securities to buy and sell based on its assessment of the relative values of various short term U.S. Government securities and repurchase agreements, as well as future interest rates.

The Government Trust may invest only in short term U.S. Government securities that are issued or guaranteed by U.S. Government entities and are backed by the full faith and credit of the United States, such as:

•	U.S. Treasury obligations

•	U.S. Government Agency securities

•	Variable rate U.S. Government Agency obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate

•	Deposit receipts, which represent interests in component parts of U.S. Treasury bonds or other U.S. Government or U.S. Government Agency securities

The Government Trust may invest in short term U.S. Government securities with maturities of up to 762 days (25 months). The Trust’s dollar-weighted average maturity will not exceed 90 days.

The Government Trust also may enter into repurchase agreements involving U.S. Government securities described above. The Trust also may invest in the U.S. Government securities described above pursuant to purchase and sale contracts.

Other Strategies. In addition to the main strategies discussed above, the Government Trust may use certain other investments and investment strategies.

The Government Trust may buy and sell U.S. Government securities on a when issued, delayed delivery or forward commitment basis. In these transactions, the Trust buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

Tax-Exempt Trust

Outlined below are the main strategies the Tax-Exempt Trust uses in seeking to achieve its objectives.

The Tax-Exempt Trust seeks to achieve its objectives by investing in a diversified portfolio of high quality short term, tax-exempt securities which, in the opinion of bond counsel to the issuer, pay interest excludable from gross income for Federal income tax purposes (and which is not includable in taxable income for purposes of the Federal alternative minimum tax) (“tax exempt securities”). These tax-exempt securities mature or reset to a new interest rate within 13 months. Certain securities have maturities that are longer than 13 months, but give the Trust the right to demand payment from a financial institution within that period. The Trust treats these securities as having a maturity of 13 months or less. The Trust’s dollar-weighted average maturity will not exceed 90 days.

The Tax-Exempt Trust invests all of its assets in securities that have one of the two highest short term ratings from a nationally recognized rating agency. The Tax-Exempt Trust also may invest in unrated securities, but only when Trust management, pursuant to authority delegated by the Board of Trustees, determines that the credit quality is comparable to securities that have one of the two highest ratings. Certain securities in which the Trust invests are entitled to the benefit of insurance, guarantees, letters of credit or similar arrangements provided by a financial institution. When this is the case, Trust management may consider the obligation of the financial institution and its creditworthiness in determining whether the security is an appropriate investment for the Trust.

Under normal circumstances, the Tax-Exempt Trust invests at least 80% of its assets in securities the income from which is excludable for Federal income tax purposes and the Federal alternative minimum tax or invests in securities so that at least 80% of the income that it distributes will be excludable for Federal income tax purposes and the Federal alternative minimum tax. The Tax-Exempt Trust may invest up to 20% of its assets in short term municipal securities that pay interest exempt from Federal income tax but not necessarily exempt from Federal alternative minimum tax.

Trust management will seek to keep its assets fully invested to maximize the yield on the Tax-Exempt Trust’s portfolio. There may be times, however, when the Trust has uninvested cash, which will reduce its yield.

Trust management will vary the types of short term tax-exempt securities in the Tax-Exempt Trust’s portfolio, as well as its average maturity. Trust management decides which securities to buy based on its assessment of relative values of different securities and future interest rates. Trust management seeks to improve the Trust’s yield by taking advantage of differences in yield that regularly occur between similar kinds of securities.

The Tax-Exempt Trust does not presently intend to invest more than 25% of its assets in short term tax-exempt securities of issuers located in a single state.

Among the short term tax-exempt securities the Tax-Exempt Trust may buy are:

Tax-exempt Notes—short term municipal debt obligations often used to provide interim financing in anticipation of tax collection, bond sales or other revenues.

Tax-exempt Commercial Paper—short term unsecured promissory notes used to finance general short term credit needs.

Tax-exempt Bonds—long term debt obligations that pay interest excludable from gross income for Federal income tax purposes (and which is not includable in taxable income for purposes of the Federal alternative minimum tax). The Tax-Exempt Trust will only invest in long term debt obligations that have remaining maturities of 397 days or less or that the Trust has a contractual right to sell (put) periodically or on demand within that time.

Variable Rate Demand Obligations—floating rate securities that combine an interest in a long term tax-exempt bond with a right to demand payment periodically or on notice. The Tax-Exempt Trust also may buy a participation interest in a variable rate demand obligation owned by a commercial bank or other financial institution. When the Trust purchases a participation interest, it receives the right to demand payment on notice to the owner of the obligation. The Trust will not invest more than 20% of its total assets in participation interests in variable rate demand obligations.

Other Strategies.  In addition to the main strategies outlined above, the Tax-Exempt Trust may also use certain other investments and investment strategies.

The Tax-Exempt Trust may invest up to 10% of its net assets in illiquid securities.

The Tax-Exempt Trust will not invest in taxable securities, except that it may invest up to 20% of its net assets in certain tax-exempt bonds, known as “private activity bonds,” which may subject certain investors to a Federal alternative minimum tax.

When Issued Securities and Delayed Delivery Securities—The Tax-Exempt Trust may buy or sell short term tax-exempt securities on a when issued or delayed delivery basis. In these transactions, the Trust buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

Short Term Tax-exempt Derivatives—a variety of securities that generally represent the Tax-Exempt Trust’s ownership interest in one or more tax-exempt bonds held by a trust or partnership coupled with a contractual right to sell (put) that interest to a financial institution, periodically or on demand, for a price equal to face value. Income on the underlying tax-exempt bonds is “passed through” the trust or partnership to the Trust and other institutions that have an ownership interest. Depending on the particular security, the Trust may receive pass-through income at a fixed interest rate or a floating money market interest rate.

Municipal Lease Obligations—In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligations. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for the payment of the lease obligations, the leased obligation is secured by leased property. It may be difficult, however, to sell the property and the proceeds of sale might not cover the Trust’s loss.

The Tax-Exempt Trust’s portfolio represents a significant percentage of the market in short term tax-exempt securities. A shortage of available high quality short term tax-exempt securities will affect the yield on the Trust’s portfolio. The Tax-Exempt Trust may suspend or limit sales of beneficial interests if, due to such a shortage, the sale of additional shares of beneficial interests would not be in the best interest of the Trust’s shareholders.

Treasury Trust

Outlined below are the main strategies the Treasury Trust uses in seeking to achieve its objectives.

The Treasury Trust seeks to achieve its objectives by investing exclusively in a diversified portfolio of short term marketable securities that are direct obligations of the U.S. Treasury. The Trust will provide shareholders with at least 60 days’ prior written notice before changing this strategy.

The Treasury Trust may invest in short term U.S. Treasury securities with maturities of up to 762 days (25 months). The Trust’s dollar-weighted average maturity will not exceed 90 days.

In seeking to achieve the Treasury Trust’s objectives, Trust management varies the kinds of short term U.S. Treasury securities held in the Trust’s portfolio and its average maturity. Trust management decides which U.S. Treasury securities to buy and sell based on its assessment of their relative values and future interest rates.

Other Strategies. In addition to the main strategies discussed above, the Treasury Trust may use certain other investments and investment strategies.

The Treasury Trust may buy or sell U.S. Treasury securities on a when issued, delayed delivery or a forward commitment basis. In these transactions, the Trust buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than the purchase or sale price.

(c)  Risks

This section contains a summary discussion of the general risks of investing in each Trust. As with any fund, there can be no guarantee that a Trust will meet its investment objectives or that a Trust’s performance will be positive for any period of time.

Set forth below are the main risks of investing in the Trusts:

No Trust can guarantee that it will achieve its objectives.

Credit Risk—Credit risk is the risk that the issuer of a security owned by a Trust will be unable to pay the interest or principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may affect the value of a Trust’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. While the Trusts invest only in money market securities of highly rated issuers, those issuers still may default on their obligations.

Selection Risk—Selection risk is the risk that the securities that the Manager selects will underperform other funds with similar investment objectives and investment strategies.

Interest Rate Risk—Interest rate risk is the risk that prices of money market securities owned by a Trust generally increase when interest rates decline and decrease when interest rates rise. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. The Fund may lose money if short term or long term interest rates rise sharply or otherwise change in a manner not anticipated by Fund management.

Share Reduction Risk—In order to maintain a constant net asset value of $1.00 per share, a Trust may reduce the number of shares held by its shareholders.

Income Risk—Each Trust’s yield will vary as the short term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

Repurchase Agreements; Purchase and Sale Contracts—The Money Trust and the Government Trust may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Fund may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value declines, a Trust may lose money.

Foreign Market Risk—The Money Trust may invest in U.S. dollar denominated money market instruments and other U.S. dollar denominated short term debt obligations issued by foreign banks and similar institutions.

Although the Trust will invest in these securities only if the Manager determines they are of comparable quality to the Trust’s U.S. investments, investing in securities of foreign issuers involves some additional risks that also can increase the chances that the Trust will lose money. These risks include the possibly higher costs of foreign investing, and the possibility of adverse political, economic or other developments and the often smaller size of foreign markets, which may make it difficult for the Fund to buy and sell securities in these markets. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Each Trust may also be subject to other risks associated with its investments and investment strategies, including:

Securities Lending Risk—The Money Trust may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Trust may lose money and there may be a delay in recovering the loaned securities. The Trust also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Trust.

Borrowing Risk—A Trust may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of a Trust’s Shares and in the yield on a Trust’s portfolio. Borrowing will cost a Trust interest expense and other fees. The cost of borrowing money may reduce a Trust’s return.

When Issued Securities, Delayed Delivery Securities and Forward Commitments —When issued and delayed delivery securities and forward commitments involve the risk that the security a Trust buys will lose value prior to its delivery. There is also the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, a Trust loses both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price.

Reverse Repurchase Agreement—The Money Trust may enter into reverse repurchase agreements with financial institutions. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Trust could lose money if it is unable to recover its securities and the value of the collateral held by the Trust is less than the value of the securities. These events could trigger adverse tax consequences to the Trust.

Variable Rate Demand Obligations and Municipal Derivatives—When the Tax-exempt Trust invests in variable rate demand obligations or short term municipal derivatives, it assumes credit risk with respect to the financial institution providing the Trust with the right to demand payment or put (sell) the security. While the Trust invests only in short term municipal securities of high quality issuers, or which are backed by high quality financial institutions, those issuers or financial institutions may still default on their obligations.

Short Term Tax-Exempt Derivatives—The Tax-Exempt Trust may purchase short term tax-exempt derivatives. Short term tax-exempt derivatives present certain unresolved tax, legal, regulatory and accounting issues not presented by investments in other short term tax-exempt securities. These issues might be resolved in a manner adverse to the Tax-Exempt Trust.

Taxability Risk— The Tax-Exempt Trust intends to minimize the receipt of taxable income by investing in tax-exempt or municipal securities in reliance on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for Federal income tax purposes. Such securities, however, may be determined to pay, or have paid, taxable income subsequent to the Trust’s acquisition of the securities. In that event, the Internal Revenue Service may demand that the Tax-Exempt Trust’s corresponding Feeder Funds pay taxes on the affected interest income, and, if a Feeder Fund agrees to do so, its yield could be adversely affected. If the interest paid on any tax-exempt or municipal security held by the Tax-Exempt Trust is subsequently determined to be taxable, the Trust will dispose of that security as soon as reasonably practicable.

Municipal Lease Obligations—The Tax-Exempt Trust may purchase municipal lease obligations. In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but it is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for the payment of the lease obligation, the leased obligation is secured by the leased property. It may be difficult, however, to sell the property and the proceeds of sale might not cover the Tax-Exempt Trust’s loss.

Illiquid Securities—The Tax-Exempt Trust and Money Trust may invest up to 10% of its net assets in illiquid securities. If a Trust buys illiquid securities, it may be unable to sell them or may have to sell them at a price below current value.

(d) Portfolio Holdings

For a discussion of the Trust’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement.

ITEM 5.    Management, Organization, and Capital Structure.

(a) (1) Manager.

The Manager manages each Trust’s investments and business operations under the oversight of each Trust’s Board of Trustees. The separate management agreements between each Trust and the Manager gives the Manager responsibility for making all investment decisions for each Trust. Each Trust pays the Manager a fee at the annual rate of 0.250% of that Trust’s average daily net assets not exceeding $500 million; 0.175% of the average daily net assets exceeding $500 million but not exceeding $1 billion; and 0.125% of the average daily net assets exceeding $1 billion.

For the fiscal year ended March 31, 2005, the Manager received a fee at the annual rate of 0.130% for the Money Trust, 0.208% for the Government Trust, 0.210% for the Treasury Trust, and 0.134% for the Tax-exempt Trust, of each Trust’s average daily net assets.

The Manager was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. The Manager and its affiliates had approximately $473 billion in investment company and other portfolio assets under management as of June 2005.

Conflicts of Interest

The investment activities of the Manager and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage each Trust and its shareholders. The Manager provides investment management services to each Trust and discretionary managed accounts that follow an investment program similar to that of each Trust. Merrill Lynch (including, for these purposes, the Manager, Merrill Lynch & Co., Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees), is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of each Trust. Merrill Lynch’s trading activities are carried out without reference to positions held directly or indirectly by each Trust and may result in Merrill Lynch having positions that are adverse to those of each Trust. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with each Trust. As a result, Merrill Lynch may compete with each Trust for appropriate investment opportunities. In addition, each Trust may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships. Each Trust also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage. Each Trust may also make brokerage and other payments to Merrill Lynch in connection with each Trust’s portfolio investment transactions.

Under a securities lending program approved by the Money Trust’s Board of Trustees, the Money Trust has retained an affiliate of the Manager to serve as the securities lending agent for the Money Trust to the extent that the Money Trust engages in the securities lending program. For these services, the lending agent may receive a fee from the Money Trust, including a fee based on the returns earned on the Money Trust’s investment of the cash received as collateral for the loaned securities. In addition, Merrill Lynch is among the entities to which the Money Trust may lend its portfolio securities under the securities lending program.

The activities of the Manager or its affiliates may give rise to other conflicts of interest that could disadvantage each Trust and its shareholders. The Manager has adopted policies and procedures designed to address these potential conflicts of interest. See the Statement of Additional Information for further information.

(a) (2) Portfolio Managers.

Money Trust

Richard Mejzak is a Vice President and the portfolio manager of the Money Trust. Mr. Mejzak has been a Director of Merrill Lynch Investment Managers (“MLIM”) since 2000 and was a Vice President from 1995 to 2000. He has managed the Money Trust since inception.

Government Trust

John Ng is a Vice President and the portfolio manager of the Government Trust. Mr. Ng has been a Director of MLIM since 1998 and was a Vice President from 1984 to 1998. He has managed the Government Trust since inception.

Tax-Exempt Trust

Peter J. Hayes is a Vice President and the Portfolio Manager of the Tax-Exempt Trust. Mr. Hayes has been a Managing Director of MLIM since 2000, and was a First Vice President of MLIM from 1997 to 2000. Mr. Hayes was a Vice President of MLIM from 1988 to 1997 and has been employed by MLIM since 1987. He has managed the Tax-Exempt Trust since inception.

Treasury Trust

Cindy Macaulay is a Vice President and the portfolio manager of the Treasury Trust. Ms. Macaulay has been a Vice President of MLIM since 1996. She has managed the Treasury Trust since inception.

(b) Capital Stock

Investors in each Trust have no preemptive rights, and beneficial interests in each Trust are fully paid and non-assessable. Each Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees of the Trust, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Trust, its corresponding Feeder Funds would be entitled to their pro rata beneficial interest of the assets of that Trust that are available for distribution.

Each Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in its corresponding Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of its corresponding Trust in accordance with its pro rata interest in that Trust.

Investments in each Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in its corresponding Trust at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in its corresponding Trust, please see Item 7(c) herein.

ITEM 6.    Shareholder Information.

(a) Pricing of Beneficial Interests in Each Trust.

The net asset value of shares of beneficial interest of each Trust is determined by the Manager at 12:00 noon, Eastern time, on each business day that the NYSE or New York banks are open for business, immediately after the daily declaration of dividends. As a result of this procedure, the net asset value is determined each business day except for days on which both the NYSE and New York banks are closed. Both the NYSE and New York banks are closed on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Money Trust, Government Trust and Treasury Trust

The net asset value of beneficial interests of the Money Trust, Government Trust and Treasury Trust is computed under the “penny rounding” method by adding the value of each Trust’s net assets plus the value of all of such Trust’s securities and other assets, deducting such Trust’s liabilities, dividing by the total number of beneficial interests of the Trust outstanding at such time and rounding the result to the nearest whole cent. It is anticipated that the net asset value of each Trust’s beneficial interests will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard. Securities with remaining maturities of greater than 60 days for which market quotations are readily available will be valued at market value. Securities with remaining maturities of 60 days or less will be valued on an amortized cost basis, i.e., by valuing the instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. Other securities held by the Trusts will be valued at their fair value as determined in good faith by or under direction of that Trust’s Board of Trustees.

Tax-Exempt Trust

The net asset value of beneficial interests of the Tax-Exempt Trust is computed by adding the value of the Trust’s net assets plus the value of all of the Tax-Exempt Trust’s securities and other assets, deducting its liabilities and dividing by the number of beneficial interests of the Trust outstanding at such time. It is anticipated that the net asset value of the Tax-Exempt Trust’s beneficial interests will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard.

The Tax-Exempt Trust values its portfolio securities based upon their amortized cost in accordance with the terms of a rule adopted by the Commission. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Tax-Exempt Trust would receive if it sold the instrument.

(b) Purchase of Beneficial Interests in Each Trust.

Beneficial interests in each Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in each Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in each Trust. However, because each Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a corresponding Feeder Fund must be made in federal funds (i.e., monies credited to the account of each Trust’s custodian bank by a Federal Reserve Bank).

Each Trust reserves the right to stop accepting investments from any of its corresponding Feeder Funds or to reject any investment order.

(c) Redemption of Beneficial Interests in Each Trust.

A Feeder Fund may withdraw all or any portion of its investment in its corresponding Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to each Trust. When a request is received in proper form, each Trust will redeem its corresponding Feeder Fund’s interests at the next determined net asset value. Each Trust will make payment for all interests redeemed within seven days after receipt by that Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in each Trust may not be transferred.

(d) Dividends and Distributions. Not applicable.

(e) Frequent Purchase and Redemption of Trust Interests

No Trust offers its beneficial interests for sale to the general public, nor does any Trust offer an exchange privilege. In addition, because of the nature of the Feeder Funds and their shareholders each Trust should not be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account—How to Buy, Sell and Transfer Shares—Short-Term Trading” in Part A of each CMA Registration Statement and WCMA Registration Statement for more information

(f) Tax Consequences.

Each Trust intends to operate as a partnership for Federal income tax purposes. Accordingly, each Trust will not be subject to any Federal income tax. Based upon the status of each Trust as a partnership, a Feeder Fund will take into account its share of its corresponding Trust’s income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of its corresponding Trust’s income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

ITEM 7.    Distribution Arrangements.

(a) Sales Loads. Not applicable.

(b) 12b-1 Fees. Not applicable.

(c) Multiple Class and Master-Feeder Funds.

Each Trust is part of a separate master-feeder structure. Members of the general public may not purchase beneficial interests in a Trust. However, a Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by its corresponding Trust and will pay a proportionate share of its corresponding Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The “master-feeder” fund structure permits the pooling of assets of two or more feeder funds in each Trust in an effort to achieve potential economies of scale and efficiencies in portfolio management while preserving separate identities, management, pricing structures and/or distribution channels at the feeder fund level. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from each Trust’s portfolio by its various corresponding Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in its corresponding Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in its corresponding Trust or withdraws from its corresponding Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from its corresponding Trust if that Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Trustees of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from its corresponding Trust may affect the investment performance of the Feeder Fund and its corresponding Trust.

Each Trust normally will not hold meetings of investors, except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in its corresponding Trust. When a Feeder Fund is requested to vote on matters pertaining to its corresponding Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in its corresponding Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master-feeder” structure, please see Part A of each of the CMA Registration Statements and WCMA Registration Statements under “Management of the Funds—Master/Feeder Structure.”

PART B.

July 28, 2005

MASTER MONEY TRUST
MASTER GOVERNMENT SECURITIES TRUST
MASTER TAX-EXEMPT TRUST
MASTER TREASURY TRUST

ITEM 9.    Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Money Trust (the “Money Trust”), Master Government Securities Trust (the “Government Trust”), Master Tax-Exempt Trust (the “Tax-Exempt Trust”) and Master Treasury Trust (the “Treasury Trust”) (collectively, the “Trusts”), dated July 28, 2005, as it may be revised from time to time (the “Trust Part A”). To obtain a copy of this Registration Statement, please call the Trusts at 1-800-221-7210, or write to the Trusts at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Trust Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from (1) (a) Post-Effective Amendment No. 39 of the Registration Statement on Form N-1A (Securities Act File No. 2-59311 and Investment Company Act File No. 811-02752) of CMA Money Fund; (b) Post-Effective Amendment No. 29 of the Registration Statement on Form N-1A (Securities Act File No. 2-72724 and Investment Company Act File No. 811-03205) of CMA Government Securities Fund; and (c) Post-Effective Amendment No. 21 of the Registration Statement on Form N-1A (Securities Act File No. 33-37439 and Investment Company Act File No. 811-06196) of CMA Treasury Fund, each as filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2005; and (d) Post-Effective Amendment No. 33 of the Registration Statement on Form N-1A (Securities Act File No. 2-69877 and Investment Company Act File No. 811-3111) of the CMA Tax-exempt Fund as filed with the Commission on July 26, 2005 and as amended from time to time (the “CMA Registration Statements”) and (2) (a) Post-Effective Amendment No. 3 of the Registration Statement on Form N-1A (Securities Act File No. 333-99387 and Investment Company Act File No. 811-21196) of WCMA Money Fund; (b) Post-Effective Amendment No. 3 of the Registration Statement on Form N-1A (Securities Act File No. 333-99395 and Investment Company Act File No. 811-21197) of WCMA Government Securities Fund; (c) Post-Effective Amendment No. 3 of the Registration Statement on Form N-1A (Securities Act File No. 333-99391 and Investment Company Act File No. 811-21198) of WCMA Tax-exempt Fund; and (d) Post-Effective Amendment No. 3 of the Registration Statement on Form N-1A (Securities Act File No. 333-99389 and Investment Company Act File No. 811-21199) of WCMA Treasury Fund, each as filed with the Commission on July 28, 2005 and as may be amended from time to time (the “WCMA Registration Statements”).

This Registration Statement refers to CMA Money Fund, CMA Government Securities Fund, CMA Tax-Exempt Fund and CMA Treasury Fund collectively as the “CMA Funds.” The WCMA Money Fund, the WCMA Government Securities Fund, WCMA Tax-exempt Fund and WCMA Treasury Fund are collectively referred to herein as the “WCMA Funds.” Part A of each of the CMA Registration Statements includes the prospectus of the CMA Funds. Part B of each of the CMA Registration Statements includes the statement of additional information of the CMA Funds. Part A of each of the WCMA Registration Statements includes the prospectus of the WCMA Funds. Part B of each of the WCMA Registration Statements includes the statement of additional information of the WCMA Funds. Each corresponding CMA Fund (as defined below) and each corresponding WCMA Fund (as defined below) and any other feeder fund that may invest in a corresponding Trust (as defined below) are referred to herein as “Feeder Funds.”

Each Trust is part of a separate “master-feeder” structure. Each Feeder Fund invests all of its respective assets in beneficial interests of its corresponding Trust. All portfolio investments will be at the level of each corresponding Trust. The CMA Funds and the WCMA Funds are the only Feeder Funds that currently invest in each corresponding Trust, as noted in the chart below:

Corresponding CMA Fund	Corresponding WCMA Fund	Corresponding Master Trust
CMA Money Fund	WCMA Money Fund	Master Money Trust

CMA Government Securities Fund	WCMA Government Securities Fund	Master Government Securities Trust

CMA Tax-Exempt Fund	WCMA Tax-Exempt Fund	Master Tax-Exempt Trust

CMA Treasury Fund	WCMA Treasury Fund	Master Treasury Trust

ITEM 10.    Trusts’ History.

 Each Trust was organized in Delaware as a statutory Trust on August 29, 2002 and commenced operations on February 13, 2003.

ITEM 11.    Description of the Trusts and their Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust Part A.

Information relating to the types of securities purchased by the Trusts, the investment techniques used by the Trusts, and certain risks relating thereto, as well as other information relating to the Trusts’ investment strategies, is incorporated herein by reference to Part A of the CMA Registration Statements and WCMA Registration Statements and the section entitled “Investment Objectives and Policies” in Part I of Part B of each of the CMA Registration Statements and each of the WCMA Registration Statements and the section entitled “Investment Risks and Considerations” in Part II of Part B of the Statement of Additional Information of each of the CMA Registration Statements and each of the WCMA Registration Statements.

 (a) Investment Restrictions.

Each Trust has adopted a number of fundamental and non-fundamental investment restrictions and policies relating to the investment of its assets and its activities. Fundamental investment restrictions may not be changed without the approval of the holders of a majority of the Trust’s outstanding voting securities as defined in the Investment Company Act (which for this purpose means the lesser of (i) 67% of the beneficial interests represented at a meeting at which more than 50% of the outstanding beneficial interests are represented or (ii) more than 50% of the outstanding beneficial interests). Non-fundamental investment restrictions may be changed by the Trust’s Board of Trustees without interestholder approval.

Money Trust

Under its fundamental investment restrictions, the Money Trust may not:

 (1) Issue senior securities to the extent such issuance would violate applicable law.

 (2) Borrow money, except that (i) the Money Trust may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Money Trust may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Money Trust may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Money Trust may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Money Trust’s Prospectus and Statement of Additional Information. The Money Trust may not pledge its assets other than to secure such borrowings or to the extent permitted by the Money Trust’s investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

 (3) Underwrite securities of other issuers, except insofar as the Money Trust may be deemed an underwriter under the Securities Act of 1933 (the “Securities Act”) in selling portfolio securities.

 (4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities and certain instruments issued by domestic banks).

 (5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Money Trust may invest in securities directly or indirectly secured by real estate interests therein or issued by companies which invest in real estate or interests therein.

 (6) Purchase or sell commodities or contracts on commodities, except to the extent that the Money Trust may do so in accordance with applicable law and its Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

 (7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Money Trust may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Money Trust’s Prospectus and Statement of Additional Information, as they may be amended from time to time.

 (8) Make any investment inconsistent with the Money Trust’s classification as a diversified company under the Investment Company Act.

Under the Money Trust’s non-fundamental investment restrictions, the Trust may not:

 a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

 b. Make short sales of securities or maintain a short position.

 c. Write, purchase or sell puts, calls or combinations thereof.

d. Subject to fundamental investment restriction (7) above, the Money Trust may from time to time lend securities from its portfolio to brokers, dealers and financial institutions and receive collateral in cash or securities issued or guaranteed by the U.S. Government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Such cash collateral will be invested in short-term securities, the income from which will increase the return to the Money Trust. Such loans will be terminable at any time. The Money Trust will have the right to regain record ownership of loaned securities to exercise beneficial rights. The Money Trust may pay reasonable fees in connection with the arranging of such loan.

e. Subject to fundamental investment restriction (8) above, the Money Trust may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its beneficial interests are owned by another investment company that is part of the same group of investment companies as the Money Trust.

f. Change its policy of purchasing any securities other than types of money market securities and investments described under “Investment Objectives and Policies,” unless the Money Trust provides its shareholders with 60 days’ prior written notice of such change.

g. Purchase the securities of any one issuer, other than the U.S. Government, its agencies or instrumentalities, if immediately after the purchase, more than 5% of the value of its total assets (taken at market value) would be invested in such issuer, except that, in the case of bank money market instruments or repurchase agreements with any one bank, up to 25% of the value of the Money Trust’s total assets may be invested without regard to such 5% limitation but shall instead be subject to a 10% limitation.

h. Purchase more than 10% of the outstanding securities, or more than 10% of the outstanding voting securities, of an issuer.

i. Enter into repurchase agreements if, as a result, more than 10% of the Money Trust’s net assets (taken at market value at the time of each investment, together with any other investments deemed illiquid) would be subject to repurchase agreements maturing in more than seven days.

j. Make investments for the purpose of exercising control or management.

k. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

l. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (the borrowing provisions shall not apply to reverse repurchase agreements) (usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, the Money Trust will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). The Money Trust will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

m. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Money Trust except as may be necessary in connection with borrowings referred to in its non-fundamental investment restriction (g) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Money Trust’s net assets taken at the market value.

n. Invest in securities with legal or contractual restrictions on resale (except for repurchase agreements) or for which no readily available market exists if, regarding all such securities, more than 10% of its net assets (taken at market value) would be invested in such securities.

o. Invest in securities of issuers (other than issuers of U.S. Government agency securities) having a record, together with predecessors, of less than three years of continuous operation if, regarding all such securities, more than 5% of its total assets (taken at market value) would be invested in such securities.

p. Enter into reverse repurchase agreements if, as a result thereof, the Money Trust’s obligations with respect to reverse repurchase agreements would exceed one-third of its net assets (defined to be total assets, taken at market value, less liabilities other than reverse repurchase agreements).

q. Purchase or retain the securities of any issuer, if those individual officers and Trustees of the Money Trust, the Manager or any subsidiary thereof each owning beneficially more than 1% of the securities of such issuer own in the aggregate more than 5% of the securities of the issuer.

If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction (4) above, the Trust uses the classifications and subclassifications of Morgan Stanley Capital International as a guide to identify industries.

Government Trust

Under the Government Trust’s fundamental investment restrictions, the Trust may not:

(1) Issue senior securities to the extent such issuance would violate applicable law.

(2) Borrow money, except that (i) the Government Trust may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Government Trust may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Government Trust may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Government Trust may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Government Trust’s Prospectus and Statement of Additional Information. The Government Trust may not pledge its assets other than to secure such borrowings or to the extent permitted by the Government Trust’s investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

(3) Underwrite securities of other issuers except insofar as the Government Trust may be deemed an underwriter under the Securities Act in selling portfolio securities.

(4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

(5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Government Trust may invest in securities directly or indirectly secured by real estate interests therein or issued by companies which invest in real estate or interests therein.

(6) Purchase or sell commodities or contracts on commodities, except to the extent that the Government Trust may do so in accordance with applicable law and its Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

(7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that Government Trust may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Government Trust’s Prospectus and Statement of Additional Information, as they may be amended from time to time.

 (8) Make any investment inconsistent with the Government Trust’s classification as a diversified company under the Investment Company Act.

Under the Government Trust’s non-fundamental investment restrictions, the Trust may not:

a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

b. Make short sales of securities or maintain a short position.

c. Write, purchase or sell puts, calls or combinations thereof.

d. Subject to fundamental investment restriction (8) above, the Government Trust may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its beneficial interests are owned by another investment company that is part of the same group of investment companies as the Government Trust.

e. Change its policy of purchasing any securities other than short term marketable securities which are direct obligations of the U.S. Government and repurchase agreements pertaining to such securities, unless the Government Trust provides its shareholders with 60 days’ prior written notice of such change.

f. Enter into repurchase agreements with any one bank or primary dealer or an affiliate thereof, if immediately thereafter, more than 5% of the value of its total assets (taken at market value) would be invested in repurchase agreements with such bank or primary dealer or an affiliate thereof.

g. Enter into repurchase agreements if, as a result thereof, more than 10% of the Government Trust’s net assets (taken at market value at the time of each investment) would be subject to repurchase agreements maturing in more than seven days.

h. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, the Government Trust will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). The Government Trust will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

i. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Government Trust except as may be necessary in connection with borrowings mentioned in (d) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Government Trust’s net assets, taken at market value.

If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction (4) above, the Trust uses the classifications and subclassifications of Morgan Stanley Capital International as a guide to identify industries.

Tax-Exempt Trust

Under the Tax-Exempt Trust’s fundamental investment restrictions, the Trust may not:

 (1) Issue senior securities to the extent such issuance would violate applicable law.

 (2) Borrow money, except that (i) the Tax-Exempt Trust may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Tax-Exempt Trust may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Tax-Exempt Trust may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Tax-Exempt Trust may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Tax-Exempt Trust’s Prospectus and Statement of Additional Information. The Tax-Exempt Trust may not pledge its assets other than to secure such borrowings or to the extent permitted by the Tax-Exempt Trust’s investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

 (3) Underwrite securities of other issuers except insofar as the Tax-Exempt Trust may be deemed an underwriter under the Securities Act in selling portfolio securities.

 (4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

 (5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Tax-Exempt Trust may invest in securities directly or indirectly secured by real estate interests therein or issued by companies which invest in real estate or interests therein.

 (6) Purchase or sell commodities or contracts on commodities, except to the extent that the Tax-Exempt Trust may do so in accordance with applicable law and the Tax-Exempt Trust’s Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

 (7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Tax-Exempt Trust may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Tax-Exempt Trust’s Prospectus and Statement of Additional Information, as they may be amended from time to time.

 (8) Make any investment inconsistent with Tax-Exempt Trust’s classification as a diversified company under the Investment Company Act.

As an additional fundamental policy, the Tax-Exempt Trust will, under normal circumstances, invest at least 80% of its assets in securities the income from which is exempt from Federal income tax and any Federal alternative minimum tax or will invest in securities so that at least 80% of the income that it distributes will be exempt from Federal income tax and any Federal alternative minimum tax. For this purpose, assets include any borrowings for investment purposes.

Under the Tax-Exempt Trust’s non-fundamental investment restrictions, the Trust may not:

 a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

 b. Make short sales of securities or maintain a short position.

 c. Write, purchase or sell puts, calls or combinations thereof.

 d. Subject to fundamental investment restriction (8) above, the Tax-Exempt Trust may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its beneficial interests are owned by another investment company that is part of the same group of investment companies as the Tax-Exempt Trust.

 e. Purchase any securities other than tax-exempt securities referred to herein and in any appendix to a Feeder Funds registration statement under the heading “Information Concerning Tax-Exempt Securities.”

 f. Invest more than 5% of its total assets (taken at market value at the time of each investment) in the securities of any one issuer except that such restriction shall not apply to securities backed (i.e., guaranteed) by the United States Government or its agencies or instrumentalities (for purposes of this restriction, the Tax-Exempt Trust will regard each state and each political subdivision, agency or instrumentality of such state and each multi-state agency of which such state is a member and each public authority which issues securities on behalf of a private entity as a separate issuer, except that if the security is backed only by the assets and revenues of a non-government entity then the entity with the ultimate responsibility for the payment of interest and principal may be regarded as the sole issuer).

 g. Invest more than 5% of its total assets (taken at market value at the time of each investment) in industrial revenue bonds where the entity supplying the revenues from which the issue is to be paid, including predecessors, has a record of less than three years of continuous operation.

 h. Make investments for the purpose of exercising control or management.

 i. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

 j. Borrow amounts in excess of 20% of its total assets taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes. (Usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, the Tax-Exempt Trust will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. The Tax-Exempt Trust will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.)

 k. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Tax-exempt Trust except as may be necessary in connection with borrowings mentioned in (f) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of its total assets, taken at value.

 l. Invest in securities with legal or contractual restrictions on resale or for which no readily available market exists if, regarding all such securities, more than 10% of its net assets (taken at value), would be invested in such securities.

If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction (4) above, the Trust uses the classifications and subclassifications of Morgan Stanley Capital International as a guide to identify industries.

Treasury Trust

Under the Treasury Trust’s fundamental investment restrictions, the Trust may not:

 (1) Issue senior securities to the extent such issuance would violate applicable law.

 (2) Borrow money, except that (i) the Treasury Trust may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Treasury Trust may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Treasury Trust may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Treasury Trust may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Treasury Trust’s Prospectus and Statement of Additional Information. The Treasury Trust may not pledge its assets other than to secure such borrowings or to the extent permitted by the Treasury Trust’s investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

 (3) Underwrite securities of other issuers except insofar as the Treasury Trust may be deemed an underwriter under the Securities Act in selling portfolio securities.

 (4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

 (5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Treasury Trust may invest in securities directly or indirectly secured by real estate interests therein or issued by companies which invest in real estate or interests therein.

 (6) Purchase or sell commodities or contracts on commodities, except to the extent that the Treasury Trust may do so in accordance with applicable law and the Treasury Trust’s Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

 (7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that Treasury Trust may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Treasury Trust’s Prospectus and Statement of Additional Information, as they may be amended from time to time.

 (8) Make any investment inconsistent with the Treasury Trust’s classification as a diversified company under the Investment Company Act.

Under the Treasury Trust’s non-fundamental investment restrictions, the Trust may not:

 a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

 b. Make short sales of securities or maintain a short position.

 c. Write, purchase or sell puts, calls or combinations thereof.

 d. Subject to fundamental investment restriction (8) above, the Treasury Trust may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its beneficial interests are owned by another investment company that is part of the same group of investment companies as the Treasury Trust.

 e. Change its policy of purchasing any securities other than direct obligations of the U.S. Treasury with remaining maturities of more than 762 days (25 months), unless the Treasury Trust provides its shareholders with 60 days’ prior written notice of such change.

 f. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, the Treasury Trust will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). The Treasury Trust will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

 g. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Treasury Trust except as may be necessary in connection with borrowings mentioned in (b) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Treasury Trust’s net assets, taken at market value.

If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction (4) above, the Trust uses the classifications and subclassifications of Morgan Stanley Capital International as a guide to identify industries.

Information on each Trust’s policies and procedures with respect to the selective disclosure of the Trust’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of each CMA Registration Statement and the WCMA Registration Statement.

ITEM 12.    Management of the Trusts.

(a) Management Information

The Board of Trustees of each Trust consists of seven individuals, six of whom are not “interested persons” of each Trust, as defined in the Investment Company Act (the “non-interested Trustees”). The Trustees of each Trust are also the Trustees of each Feeder Fund. The Trustees of each Trust are responsible for the oversight of the operations of each Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Biographical Information. Certain biographical and other information relating to the non-interested Trustees of each Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Manager, Merrill Lynch Investment Managers, L.P. or their affiliates (“MLIM”) (“MLIM/FAM-advised funds”) and other public directorships:

Name, Address* and Age of Trustee	Position Held with the Trusts	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships

Ronald W. Forbes (64)***	Trustee	Trustee since 2002	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000 and Professor thereof from 1989 to 2000; International Consultant, Urban Institute, Washington, D.C. from 1995 to 1999.	48 registered investment companies consisting of 51 portfolios	None

Cynthia A. Montgomery (52)†	Trustee	Trustee since 2002	Professor, Harvard Business School since 1989; Associate Professor, J.L. Kellogg Graduate School of Management, Northwestern University from 1985 to 1989; Associate Professor, Graduate School of Business Administration, University of Michigan from 1979 to 1985; Director, Harvard Business School of Publishing since 2005.	48 registered investment companies consisting of 51 portfolios	NewellRubbermaid Inc. (manufacturing)

Jean Margo Reid (59)	Trustee	Trustee since 2004	Self-employed consultant since 2001; Counsel of Alliance Capital Management (investment adviser) in 2000; General Counsel, Director and Secretary of Sanford C. Bernstein & Co., Inc. (investment adviser/broker-dealer) from 1997 to 2000; Secretary, Sanford C. Bernstein Fund, Inc. from 1994 to 2000; Director and Secretary of SCB, Inc. since 1998; Director and Secretary of SCB Partners, Inc. since 2000; and Director of Covenant House from 2001 to 2004.	48 registered investment companies consisting of 51 portfolios	None

Name, Address* and Age of Trustee	Position Held with the Trusts	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Roscoe S. Suddarth (69)	Trustee	Trustee since 2002	President, Middle East Institute, from 1995 to 2001; Foreign Service Officer, United States Foreign Service, from 1961 to 1995; Career Minister, from 1989 to 1995; Deputy Inspector General, U.S. Department of State, from 1991 to 1994; U.S. Ambassador to the Hashemite Kingdom of Jordan, from 1987 to 1990.	48 registered investment companies consisting of 51 portfolios	None

Richard R. West (66)	Trustee	Trustee since 2002	Professor of Finance since 1984 to 1985; Dean from 1984 to 1993 and since 1995 Dean Emeritus of New York University Leonard N. Stern School of Business Administration from 1994 to present, Professor of Finance thereof from 1982 to 1994.	48 registered investment companies consisting of 51 portfolios	Bowne & Co., Inc. (financial printers); Vornado Realty Trust (real estate holding company); Alexander’s, Inc. (real estate company)

Edward D. Zinbarg (70)	Trustee	Trustee since 2002	Self-employed financial consultant since 1994; Executive Vice President of the Prudential Insurance Company of America from 1988 to 1994; Former Director of Prudential Reinsurance Company and former Trustee of the Prudential Foundation.	48 registered investment companies consisting of 51 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.

**	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in each Trust’s by-laws or charter or by statute.
***	Chairman of the Board and the Audit Committee.

†	Chairman of the Nominating Committee.

Certain biographical and other information relating to the Trustee who is an officer and an “interested person” of the Trusts as defined in the Investment Company Act (the “interested Trustee”), and to the other officers of each Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of MLIM/FAM-advised funds overseen and public directorships held.

Name, Address* and Age	Position(s) Held with the Trusts	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships

Robert C. Doll, Jr. (50)***	President and Trustee of each Trust	President and Trustee**** of each Trust since 2005	President of the MLIM/FAM-advised funds since 2005; President of MLIM and FAM since 2001; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) since 2001; President of Princeton Administrators, L.P. (“Princeton Administrators”) since 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	125 registered investment companies consisting of 169 portfolios	None

Donald C. Burke (45)	Vice President and Treasurer of each Trust	Vice President and Treasurer of each Trust since 2002	First Vice President of MLIM and FAM since 1997 and the Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999 and Director since 2004; Vice President of FAMD since 1999; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from 1990 to 2001; Vice President, Treasurer and Secretary of the IQ Funds since 2004.	131 registered investment companies consisting of 175 portfolios	None

Richard Mejzak (36)	Vice President and Portfolio Manager of Money Trust	Vice President of Money Trust since 2002	Director of MLIM since 2000; Vice President of MLIM from 1995 to 2000.	4 registered investment companies consisting of 2 portfolios	None

John Ng (51)	Vice President and Portfolio Manager of Government Trust	Vice President of the Government Trust since 2002	Director of MLIM since 1998; Vice President of MLIM from 1984 to 1998.	7 registered investment companies consisting of 5 portfolios	None

Name, Address* and Age	Position(s) Held with the Trusts	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships

Peter J. Hayes (46)	Vice President and Portfolio Manager of Tax-Exempt Trust	Vice President of the Tax-Exempt Trust since 2002	Managing Director of MLIM since 2000; Director (Municipal Tax-Exempt Fund Management) of MLIM from 1997 to 2000 of MLIM from 1997 to 2000; Vice President of MLIM from 1988 to 1997.	4 registered investment companies consisting of 1 portfolio	None

Cindy Macaulay (38)	Vice President and Portfolio Manager of Treasury Trust	Vice President of the Treasury Trust since 2002	Vice President of MLIM since 1996.	4 registered investment companies consisting of 2 portfolios	None

Kenneth A. Jacob (54)	Vice President of Tax-Exempt Trust	Vice President of the Tax-Exempt Trust since 2002	First Vice President of MLIM since 1997; Vice President of MLIM from 1984 to 1997.	38 registered investment companies consisting of 50 portfolios	None

John M. Loffredo (41)	Senior Vice President of Tax-Exempt Trust	Senior Vice President of Tax-Exempt Trust since 2002	Managing Director of MLIM since 2000; Director (Municipal Tax-Exempt Fund Management) of MLIM from 1997 to 2000.	39 registered investment companies consisting of 51 portfolios	None

Jeffrey Hiller (53)	Chief Compliance Officer	Chief Compliance Officer since 2003

Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President and Chief Compliance Officer of MLIM (Americas Region) since 2004; Chief Compliance Officer of the IQ Funds since 2004; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Commission’s Division of Enforcement in Washington, DC from 1990 to 1995.

				132 registered investment companies consisting of 176 portfolios	None

Alice A. Pellegrino (45)	Secretary	Secretary since 2004	Director (Legal Advisory) of MLIM since 2002; Vice President investment of MLIM from 1999 to 2002; companies Attorney associated with MLIM consisting of since 1997; Secretary of MLIM, FAM, FAMD and Princeton Services since 2004	126 registered investment companies consisting of 170 portfolios	None

*	The address of each officer listed is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the Board of Trustees of each Trust.
***	Mr. Doll is an “interested person,” as defined in the Investment Company Act, of the Trusts based on his positions with MLIM, FAM, Princeton Services and Princeton Administrators.
****	As a Trustee, Mr. Doll serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in each Trust’s by-laws or charter or by statute.

(b) Boards of Trustees of the Trusts

Each non-interested Trustee is a member of each Trust’s Audit Committee (the “Audit Committee”). The principal responsibilities of each Audit Committee are the appointment, compensation and oversight of the Trust’s independent registered public accounting firm, including the resolution of disagreements regarding financial reporting between Trust management and such independent registered public accounting firm. Each Audit Committee’s responsibilities include, without limitation, to (i) review with the independent registered public accounting firm the arrangements for and scope of annual and special audits and any other services provided by the independent registered public accounting firm to each Trust; (ii) discuss with the independent registered public accounting firm certain matters relating to each Trust’s financial statements, including any adjustment to such financial statements recommended by such independent registered public accounting firm or any other results of any audit; (iii) ensure that the independent registered public accounting firm submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent registered public accounting firm any relationships or services disclosed in the statement that may impact the objectivity and independence of each Trust’s independent registered public accounting firm and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent registered public accounting firm’s independence; and (iv) consider the comments of the independent registered public accounting firm with respect to the quality and adequacy of each Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of each Trust has adopted a written charter for each Audit Committee. Each Audit Committee has retained independent legal counsel to assist it in connection with these duties. Each Audit Committee met four times during the fiscal year ending March 31, 2005.

Cynthia A. Montgomery and Edward D. Zinbarg are the members of each Trust’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of a Trust and to recommend its nominees for consideration by the full Board. While each Nominating Committee is solely responsible for the selection and nomination of each Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Feeder Fund stockholders or interest holders of the Trust as it deems appropriate. Feeder Fund stockholders or Trust interest holders who wish to recommend a nominee should send nominations to the Secretary of the applicable Trust that include biographical information and set forth the qualifications of the proposed nominee. Each Nominating Committee met once during each Trust’s fiscal year ended March 31, 2005.

Share Ownership. Information relating to each Trustee’s ownership of beneficial interests in each Trust and in shares of all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2004 is set forth in the chart below.

Name of Trustee	Aggregate Dollar Range of Equity in the Money Trust*	Aggregate Dollar Range of Equity in Government Trust*	Aggregate Dollar Range of Equity in Tax-exempt Trust*	Aggregate Dollar Range of Equity in Treasury Trust*	Aggregate Dollar Range of Securities in Supervised Merrill Lynch Funds
Interested Trustee:
Robert C. Doll, Jr.	N/A	N/A	N/A	N/A	Over $100,000
Non-Interested Trustee:
Ronald W. Forbes	N/A	N/A	N/A	N/A	Over $100,000
Cynthia A. Montgomery	N/A	N/A	N/A	N/A	Over $100,000
Jean Margo Reid	N/A	N/A	N/A	N/A	Over $100,000
Roscoe S. Suddarth	N/A	N/A	N/A	N/A	Over $100,000
Richard R. West	N/A	N/A	N/A	N/A	Over $100,000
Edward D. Zinbarg	N/A	N/A	N/A	N/A	Over $100,000

*	The Trusts do not offer beneficial interests for sale to the public.

As of July 1, 2005, the Trustees and officers of each Trust as a group owned no beneficial interests of the Trust. As of December 31, 2004, none of the non-interested Trustees of each Trust or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. (“ML & Co.”).

B-18

Review of the Management Agreements

Activities and Composition of the Board of Trustees. All but one member of each Trust’s Board of Trustees is an independent trustee whose only affiliation with the Manager or other Merrill Lynch affiliates is as a trustee of each Trust and certain other funds advised by the Manager or its affiliates. Each Chairman of the Board is also an independent trustee. New trustee nominees are chosen as nominees by a Nominating Committee of independent Trustees. All independent Trustees also are members of each Board’s Audit Committee and the independent Trustees meet in executive session at each in person Board meeting. Each Board and Audit Committee meet in person for at least two days each quarter and conduct other in person and telephone meetings throughout the year, some of which are formal board meetings, and some of which are informational meetings. The independent counsel to the independent Trustees attends all in person Board and Audit Committee meetings and other meetings at the independent Trustees’ request.

Management Agreement — Matters Considered by the Board

Every year, each Board considers approval of the applicable Management Agreement between the Manager and each Trust. Each Board also reviews and evaluates the performance of and services provided by the Manager throughout each year. Each Board assesses the nature, scope and quality of the services provided to each Trust by the personnel of the Manager and its affiliates, including administrative services, shareholder services, oversight of fund accounting, marketing services and assistance in meeting legal and regulatory requirements. Each Board also receives and assesses information regarding the services provided to each Trust by certain unaffiliated service providers.

At various times throughout the year, each Board also considers a range of information in connection with its oversight of the services provided by the Manager and its affiliates. Among the matters considered are: (a) any fees (in addition to management fees) paid to the Manager and its affiliates by each Trust or by the Feeder Funds, such as transfer agency fees and fees for marketing and distribution; (b) Trust operating expenses paid to third parties; (c) the resources devoted to and compliance reports relating to each Trust’s investment objective, policies and restrictions, and its compliance with its Code of Ethics and the Manager’s compliance policies and procedures; and (d) the nature, cost and character of non-investment management services provided by the Manager and its affiliates.

Each Board believes that the Manager is one of the most experienced global asset management firms and considers the overall services provided by the Manager to be generally of high quality. Each Board also believes that the Manager is financially sound and well managed and notes that the Manager is affiliated with one of America’s largest financial firms. Each Board works closely with the Manager in overseeing the Manager’s efforts to achieve good performance. As part of this effort, each Board discusses portfolio manager effectiveness and, when performance is not satisfactory, discusses with the Manager taking steps such as changing investment personnel.

Annual Consideration of Approval by the Board of Trustees. In the period prior to the Board meeting to consider renewal of each Management Agreement, each Board requests and receives materials specifically relating to each Trust’s Management Agreement. These materials include (a) information compiled by Lipper Inc. (“Lipper”) on the fees and expenses and the investment performance of each Trust or its predecessor Fund (which had the same investment objective and strategies as each applicable Trust) as compared to a comparable group of funds as classified by Lipper; (b) a discussion by each Trust’s portfolio management team on investment strategies used by the Trust during its most recent fiscal year; and (c) information on the profitability to the Manager and its affiliates of each Management Agreement and other relationships with each Trust and/or Feeder Fund. Each Board also considers other matters it deems important to the approval process such as payments made to the Manager or its affiliates relating to the distribution of Feeder Fund shares, services related to the valuation and pricing of Trust portfolio holdings, allocation of Trust brokerage fees, and direct and indirect benefits to the Manager and its affiliates from their relationship with each Trust and Feeder Fund.

B-19

Certain Specific Renewal Data

In connection with the most recent renewal of each Trust’s Management Agreement in August 2004, the independent Trustees’ and Board’s review included the following:

Manager’s Services and Fund Performance. Each Board reviewed the nature, extent and quality of services provided by the Manager, including the investment advisory services and the resulting performance of each Trust. The Boards focused primarily on the Manager’s investment advisory services and each Trust’s investment performance, having concluded that the other services provided to each Trust by the Manager were satisfactory. Each Board compared Trust performance - both including and excluding the effects of each Trust’s fees and expenses - to the performance of a comparable group of mutual funds, and the performance of a relevant index or combination of indices. While each Board reviews performance data quarterly, consistent with the Manager’s investment goals, each Board attaches primary importance to performance over relatively long periods of time, typically three to five years. Each applicable Board noted that the performance of each Trust or its predecessor Fund (which had the same objective and strategies of each corresponding Trust) was in the first or second quartile of its Lipper performance group for the one and five year periods for all Trusts, and above the median for the five year period for all Trusts except the Tax-Exempt Trust, which was in the third quartile for the five year period. Each Board concluded that each Trust’s performance was consistent with the continuation of the management fee rate at its current level and the renewal of the applicable Management Agreement.

The Manager’s Personnel and Investment Process. Each Board reviews at least annually each Trust’s investment objectives and strategies. Each Board discusses with senior management of the Manager responsible for investment operations and the senior management of the Manager’s money market investing group the strategies being used to achieve the stated objectives. Among other things, each Board considers the size, education and experience of the Manager’s investment staff, its use of technology, and the Manager’s approach to training and retaining portfolio managers and other research, advisory and management personnel. Each Board also reviews the Manager’s compensation policies and practices with respect to each Trust’s portfolio manager. Each Board also considered the experience of each Trust’s portfolio manager and noted that: (i) Mr. Mejzak, the Money Trust’s portfolio manager, has over ten years’ experience investing in money market securities; (ii) Mr. Ng, the Government Trust’s portfolio manager, has over twenty years’ experience investing in money market securities; (iii) Mr. Hayes, the Tax-Exempt Trust’s portfolio manager, has over fifteen years’ experience investing in tax-exempt money market securities; and (iv) Ms. Macaulay, the Treasury Trust’s portfolio manager, has over ten years experience investing in money market securities. Each Board concluded that the Manager and its investment staff and each Trust’s portfolio manager have extensive experience in analyzing and managing the types of investments used by each Trust and that each Trust benefits from that expertise.

Management Fees and Other Expenses. Each Board reviews each Trust’s contractual management fee rate and actual management fee rate as a percentage of total assets at common asset levels - the actual rate includes advisory and administrative service fees and the effects of any fee waivers - compared to the other funds in its Lipper category. It also compares the Trust’s total expenses to those of other, comparable funds. Each Board did not consider the services provided to and the fees charged by the Manager to other types of clients such as institutional clients, with similar investment mandates because the manager advised each Board that there were no institutional clients that could be deemed comparable to the Trusts. The Board of the Money Trust noted that the Money Trust’s contractual and actual management fees and total expenses were somewhat above the median of the eighteen funds in the Lipper group; the Board of the Government Trust noted that the Government Trust’s contractual and actual management fees and total expenses were above the median of the nine funds in the Lipper group; the Board of the Tax-Exempt Trust noted that the Tax-Exempt Trust’s contractual and actual management fees and total expenses were above the median of the ten funds in the Lipper group; and the Board of the Treasury Trust noted that the Treasury Trust’s contractual management fee was below the median. and actual management fees and total expenses were above the median of the eleven funds in the Lipper group Each Board has concluded that the Trust’s management fee and fee rate and overall expense ratio are reasonable compared to those of other, comparable funds.

B-20

Profitability. Each Board considers the cost of the services provided to each Trust and Feeder Fund by the Manager and the Manager’s and its affiliates’profits in relating to the management and distribution of each Trust and Feeder Fund and the MLIM/FAM-advised funds. As part of its analysis, the Boards reviewed the Manager’s and its affiliates’ methodology in allocating costs to the management of each Trust and concluded that there was a reasonable basis for the allocation. Each Board believes the profits of the Manager and its affiliates are reasonable in relation to the nature and quality of services provided.

Economies of Scale. Each Board considered the extent to which economies of scale might be realized as the assets of each Trust increase and whether there should be changes in the management fee rate or structure in order to enable a Trust to participate in these economies of scale. The Boards noted that each Trust’s current management fee rate schedule includes breakpoints that reduce the Trust’s management fee rate as its assets increase above certain levels and that each Trust’s assets have reached a level where such breakpoints have become effective and have reduced the management fee rate paid by each Trust. Each Board determined that no changes were currently necessary.

Conclusion. After the independent Trustees deliberated in executive session, each Board, including all of the independent Trustees, approved the renewal of each existing Management Agreement, concluding that the advisory fee was reasonable in relation to the services provided and that a contract renewal was in the best interests of the shareholders.

(c) Compensation

Each Trust and Feeder Fund pays each non-interested Trustee a combined fee, for service on the Board and the Audit Committee of such Feeder Funds and the Trust, as set forth below. The Chairman of each Audit Committee receives an additional fee, as set forth below. The Feeder Funds and each corresponding Trust reimburse each non-interested Trustee for his or her out-of-pocket expenses relating to attendance at Board, Audit Committee and any Nominating Committee meetings.

	Combined Annual Fee	Fee Per In-Person Meeting Attended		Additional Annual Fee Paid to the Audit Committee Chairman
		Board	Committee
CMA Money Fund, WCMA Money Fund and Money Trust	$14,000	$500	$500	$1,429

CMA Government Securities Fund, WCMA Government Securities Fund and Government Trust	$ 4,400	$200	$200	$1,429

CMA Tax-Exempt Fund, WCMA Tax-Exempt Fund and Tax-Exempt Trust	$ 7,000	$250	$250	$1,429

CMA Treasury Fund, WCMA Treasury Fund and Treasury Trust	$ 4,400	$200	$200	$1,429

The following table sets forth the compensation paid by the Feeder Funds and their corresponding Trust to the non-interested Trustees for the fiscal year ended March 31, 2005 and the aggregate compensation paid to them by all MLIM/FAM-advised funds for the calendar year ended December 31, 2004.

Name of Trustee	Compensation from Money Fund and Trust	Compensation from Government Fund and Trust	Compensation from Tax-Exempt Fund and Trust	Compensation from Treasury Fund and Trust	Pension or Retirement Benefits Accrued as Part of Trusts Expense	Aggregate Compensation from Trusts and other MLIM/FAM- Advised Funds**
Ronald W. Forbes*	$ 19,107	$ 7,107	$10,107	$ 7,107	None	$ 284,833
Cynthia A. Montgomery	$ 18,000	$ 6,000	$ 9,000	$ 6,000	None	$ 248,833
Jean Margo Reid***	$ 10,167	$ 3,367	$ 5,083	$ 3,367	None	$ 142,733
Kevin A. Ryan†	$ 13,500	$ 4,500	$ 6,750	$ 4,500	None	$ 181,317
Roscoe S. Suddarth	$ 18,000	$ 6,000	$ 9,000	$ 6,000	None	$ 248,833
Richard R. West	$ 18,000	$ 6,000	$ 9,000	$ 6,000	None	$ 248,833
Edward D. Zinbarg	$ 18,000	$ 6,000	$ 9,000	$ 6,000	None	$ 248,833

*	Chairman of each Audit Committee.
**	For the number of MLIM/FAM-advised Funds from which each Trustee receives compensation, see the table beginning on page B-13.
***	Ms. Reid became a Director effective August 19, 2004.
†	Mr. Ryan retired as a Trustee effective January 1, 2005.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics. The Board of Trustees of each Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Trusts, the CMA Funds, the WCMA Funds and FAM. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trusts.

(f) Proxy Voting Policies.  Information relating to each Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of each CMA Registration Statement and each WCMA Registration Statement.

ITEM 13. Control Persons and Principal Holders of Securities.

As of June 13, 2005, the Feeder Funds, each a Massachusetts business trust, together own 100% of the outstanding interests in their corresponding Trust and, therefore, control the Trust. Set forth in the table below is each Feeder Fund’s approximate percentage ownership of its corresponding Trust.

	Feeder Funds
Trust	CMA Fund	Approx. % of Trust Owned	WCMA Fund	Approx. % of Trust Owned
Money Trust	CMA Money Fund	48.0%	WCMA Money Fund	52.0%
Government Trust	CMA Government Securities Fund	58.1%	WCMA Government Securities Fund	41.9%
Tax-Exempt Trust	CMA Tax-Exempt Fund	92.8%	WCMA Tax-Exempt Fund	7.2%
Treasury Trust	CMA Treasury Fund	57.6%	WCMA Treasury Fund	42.4%

ITEM 14.    Management and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Trust Part A.

Information relating to the investment management and other services provided to each Trust is incorporated herein by reference from Part A of each CMA and WCMA Registration Statement and from the section entitled “Management and Advisory Arrangements” in Part I of Part B of each of the CMA Registration Statements and each of the WCMA Registration Statements and the section entitled “Management and Other Service Arrangements” in Part II of Part B of each of the CMA Registration Statements and each of the WCMA Registration Statements. The following list identifies the specific sections and sub-sections in Part B of each of the CMA Registration Statements and each of the WCMA Registration Statements under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A or Part I and/or II of Part B of each of the CMA Registration Statements and each of the WCMA Registration Statements
Item 14(a)	Management and Advisory Arrangements
Management and Other Service Arrangements
Item 14(c)	Management and Other Service Arrangements
Item 14(d)	Management and Advisory Arrangements
Management and Other Service Arrangements
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable Part A-Back Cover
Item 14(h)	Management and Other Service Arrangements

Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080, an affiliate of the Manager, acts as placement agent for each Trust pursuant to a separate placement agent agreement (the “Placement Agent Agreement”). Under each Placement Agent Agreement, Merrill Lynch receives no compensation for acting as placement agent for the Trust.

ITEM 15.    Portfolio Managers.

Not Applicable.

ITEM 16.    Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of each Trust is incorporated herein by reference from the section entitled “Portfolio Transactions” in Part I and Part II of Part B of each of the CMA Registration Statements and each of the WCMA Registration Statements.

ITEM 17.    Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust Part A. Under each Trust’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Trust. Upon liquidation of a Trust, its corresponding Feeder Funds would be entitled to share in the assets of that Trust that are available for distribution in proportion to their investment in that Trust.

Each Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in its corresponding Trust. Each Feeder Fund will participate in the earnings, dividends and assets of its corresponding Trust in accordance with its pro rata interests in that Trust. No certificates are issued.

Each investor is entitled to a vote, with respect to matters affecting each Trust, in proportion to the amount of its investment in each Trust. Investors in each Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in each Trust may elect all of the Trustees of each Trust if they choose to do so and in such event the other investors in each Trust would not be able to elect any Trustee. Each Trust is not required to hold annual meetings of investors but each Trust will hold special meetings of investors when in the judgment of each Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate each Trust without a vote of the interest holders.

ITEM 18.    Purchase, Redemption and Pricing of Beneficial Interests.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust Part A.

(a) Purchase of Beneficial Interests in each Trust.

The net asset value of each Trust is determined by the Manager at 12:00 noon, Eastern time, on each business day that the NYSE or New York banks are open for business, immediately after the daily declaration of dividends. As a result of this procedure, the net asset value is determined each business day except for days on which both the NYSE and New York banks are closed. Both the NYSE and New York banks are closed for New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Money Trust, Government Trust and Treasury Trust

The net asset value per beneficial interest of the Money Trust, Government Trust and Treasury Trust is computed under the “penny rounding” method by adding the value of each Trust’s net assets plus the value of all of such Trust’s securities and other assets, deducting such Trust’s liabilities, dividing by the total number of beneficial interests of the Trust outstanding at such time and rounding the result to the nearest whole cent. It is anticipated that the net asset value of each Trust’s beneficial interests will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard. Securities with remaining maturities of greater than 60 days for which market quotations are readily available will be valued at market value. Securities with remaining maturities of 60 days or less will be valued on an amortized cost basis, i.e., by valuing the instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. Other securities held by the Trusts will be valued at their fair value as determined in good faith by or under direction of that Trust’s Board of Trustees.

Tax-Exempt Trust

The net asset value per beneficial interest of the Tax-Exempt Trust is computed by adding the value of the Trust’s net assets plus the value of all of the Tax-Exempt Trust’s securities and other assets, deducting its liabilities and dividing by the number of beneficial interests of the Trust outstanding at such time. It is anticipated that the net asset value of the Tax-Exempt Trust’s beneficial interests will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard.

The Tax-Exempt Trust values its portfolio securities based upon their amortized cost in accordance with the terms of a rule adopted by the Commission. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in evaluation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Tax-Exempt Trust would receive if it sold the instrument.

All Trusts

In accordance with the Commission regulations applicable to the valuation of portfolio securities, the Trusts will maintain a dollar-weighted average portfolio maturity of 90 days or less and will purchase instruments having remaining maturities of not more than 397 days (13 months), with the exception of U.S. Government and U.S. Government Agency securities, which may have remaining maturities of up to 762 days (25 months). The Trusts will invest only in securities determined by the Trustees to be of high quality with minimal credit risks. In addition, the Trustees have established procedures designed to stabilize, to the extent reasonably possible, the value of each Trust’s beneficial interests so that a corresponding Feeder Fund can compute for the purpose of sales and redemptions a net asset value per share of $1.00. Deviations of more than an insignificant amount between the net asset value calculated using market quotations and that calculated on a “penny rounded” basis or “amortized cost” basis, in the case of the Tax-Exempt Trust, will be reported to the Trustees of the Trust by the Manager. In the event the Trustees determine that a deviation exists with respect to any Trust that may result in material dilution or other unfair results to investors or existing shareholders of a Trust, the Trust will take such corrective action as it regards necessary and appropriate, including the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten the Trust’s average portfolio maturity; withholding dividends; or establishing a value of the beneficial interest solely by using available market quotations.

Beneficial interests in each Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in each Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in each Trust. However, because each Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a corresponding Feeder Fund must be made in Federal funds (i.e., monies credited to the account of each Trust’s custodian bank by a Federal Reserve Bank).

Each Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in its corresponding Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to each Trust. When a request is received in proper form, each Trust will redeem its corresponding Feeder Fund’s interests at the next determined net asset value. Each Trust will make payment for all interests redeemed within seven days after receipt by that Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in each Trust may not be transferred.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price. Not applicable.

ITEM 19.    Taxation of the Trusts.

Each Trust is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and thus, is not subject to income tax. Based upon the status of each Trust as a partnership, each Feeder Fund will take into account its share of its corresponding Trust’s income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of a Trust’s income, capital gains, tax-exempt income, if applicable, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder.

Each Trust’s taxable year-end is March 31. Although each Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that each Trust’s assets, income and distributions will be managed in such a way that a RIC investor in such Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the RIC investor invested all of its investable assets in the Trust. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of its corresponding Trust as they are taken into account by that Trust.

Each Trust may be subject to taxes on dividend or interest income paid by non-U.S. issuers and withheld at the source. The United States has entered into tax treaties with many foreign countries which may entitle a Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Trust’s assets to be invested within various countries is not known.

Each Trust is to be managed in compliance with the provisions of the Code applicable to RICs (including, for the Master Tax-Exempt Trust, the threshold investment requirement for paying exempt-interest dividends) as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, each Trust will meet the income and diversification of assets tests of the Code applicable to RIC’s. Each Trust and its corresponding Feeder Funds will rely on published guidance from the Internal Revenue Service that feeder funds that are RIC’s will be treated as owners of their proportionate shares of the assets and income of the Trust in which they are invested for purposes of meeting these tests, subject to certain adjustments.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on a March 31 year-end basis plus certain undistributed amounts from previous years. Each Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Trust’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements. Because the required distributions are based only on the taxable income of a RIC, the excise tax generally will not apply to the tax-exempt income received by RIC investors in Master Tax-exempt Trust.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Trust through a Feeder Fund.

ITEM 20.    Underwriters.

The exclusive placement agent for each Trust is Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Manager, with offices at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. Pursuant to the Placement Agency Agreement, each Trust agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by each Trust and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest each Trust.

ITEM 21.    Calculation of Performance Data.

Not Applicable.

ITEM 22.    Financial Statements.

The audited financial statements of the Money Trust, the Government Trust, the Tax-Exempt Trust and the Treasury Trust including the reports of the independent registered public accounting firm, are incorporated into this Part B by reference to the 2005 Annual Reports of CMA Money Fund and WCMA Money Fund, CMA Government Securities Fund and WCMA Government Securities Fund, CMA Tax-exempt Fund and WCMA Tax-Exempt Fund and CMA Treasury Fund and WCMA Treasury Fund respectively. You may request copies of each Annual Report at no charge by calling 1-800-221-7210 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

MASTER TAX-EXEMPT TRUST

PART C. OTHER INFORMATION

ITEM 23.    Exhibits.

Exhibit Number

1	(a)	—	Certificate of Trust, dated August 29, 2002.(a)

	(b)	—	Declaration of Trust, dated August 29, 2002.(a)

2		—	Revised By-Laws of the Registrant, dated November 10, 2004.

3		—	Portions of the Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)

4		—	Management Agreement between the Registrant and Fund Asset Management, L.P. (the “Manager”).(a)

5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6		—	None.

7		—	Form of Custody Agreement between State Street Bank and Trust Company and the Registrant.(c)

8	(a)	—	Placement Agent Agreement between the Registrant and the Distributor.(a)

	(b)	—	Form of Subscription Agreement for the acquisition of an interest in the Registrant.(a)

	(c)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(e)

9		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

10	(a)	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.

	(b)	—	Consent of Sidley Austin Brown & Wood LLP, counsel for the Registrant.(a)

11		—	None.

12		—	Certificate of CMA Tax-Exempt Fund.(a)

13		—	None.

14		—	None.

15		—	Code of Ethics.(d)

16		—	Power of Attorney.(f)

(a)	Previously filed on February 10, 2003 as an exhibit to the Registrant’s Registration Statement on Form N-1A (File No. 811-21301).
(b)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, and 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.
(c)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust (File No. 33-49873), filed on October 30, 2001.

(d)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 333-110936), filed on January 22, 2004.
(e)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775), filed on March 20, 2001.
(f)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of Merrill Lynch Global Allocation Fund, Inc. (File No. 33-22462) filed on February 14, 2005.

ITEM 24.    Persons Controlled by or Under Common Control with the Trust.

The Trust does not control and is not under common control with any other person.

ITEM 25.    Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Section 3.12 of Article III and Sections 8.2 and 8.3 of Article VIII of the Registrant’s Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registrant Statement), Section 6.2 of Article VI of the Registrant’s By-Laws (the “By-Laws”) (Exhibit 2 to this Registration Statement), Article IV of the Registrant’s Management Agreement (Exhibit 4 to this Registration Statement), Section 6 of the Registrant’s Placement Agent Agreement (Exhibit 8(a) to this Registration Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article III, Section 3.12 of the Declaration of Trust provides, inter alia, that the Trustees shall have the power to:

(d) purchase, and pay for out of Trust Property, insurance policies insuring the Trust Property, and, to the extent permitted by law and not inconsistent with any applicable provision of this Declaration or the By-Laws, insuring the Manager, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; [and] (e) indemnify any person with whom the Trust has dealings, including the Holders, Trustees, officers, employees, agents, Manager, Administrator, placement agent and independent contractors of the Trust, to such extent permitted by law and not inconsistent with the applicable provisions of this Declaration...

Article VIII, Section 8.1 provides, inter alia, that no Trustee,

officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)	the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)	the Trust shall be insured against losses arising by reason of any lawful advances; or

(c)	there is a determination, based on a review of

readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

Nothing contained in Section 8.1 or Section 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or Section 8.2 hereof or in any agreement of the character described in Section 4.1 or Section 4.2 hereof shall protect any Manager to the Trust against any liability to the Trust to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Manager to the Trust.

Article VI, Section 6.2 of the Registrant’s By-Laws provides:

The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust; provided, that nothing contained in the Declaration or the By-Laws shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Article IV of the Registrant’s Management Agreement provides:

The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term “Manager” shall include any affiliates of the Manager performing services for the Trust contemplated hereby and the partners, directors, officers and employees of the Manager and of such affiliates.

Section 6 of the Registrant’s Placement Agent Agreement provides:

(a) The Trust shall indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that any registration statement or other offering materials, as from time to time amended and supplemented, or any annual or interim report to the shareholders of the Trust, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Placement Agent; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Placement Agent and any such controlling persons to be deemed to protect such Placement Agent or any such controlling persons thereof against any liability to the Trust or its shareholders to which the Placement Agent or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Placement Agent or any such controlling persons, unless the Placement Agent or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Placement Agent or such controlling persons (or after the Placement Agent or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Placement Agent or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Placement Agent or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse the Placement Agent or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Trust shall promptly notify the Placement Agent of the commencement of any litigation or proceedings against it or any of the Trust’s officers or Trustees in connection with the issuance or sale of any of the Shares.

(b) The Placement Agent shall indemnify and hold harmless the Trust and each of the Trustees of the Trust and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Placement Agent for use in connection with its registration statement or any related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of subsection (a) of this Section 6.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

ITEM 26.    Business and Other Connections of the Investment Adviser.

See Item 5 in the Trust Part A and Item 14 in Part B of the Trust’s Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of each of the CMA Registration Statements on Form N-1A and Item 26 in Part C of each of the WCMA Registration Statements on Form N-1A.

ITEM 27.    Principal Underwriters.

Merrill Lynch acts as the placement agent for the Registrant and as the principal underwriter for each of the following open-end investment companies: CMA Money Fund, CMA Treasury Fund, CMA Tax-Exempt Fund, ten other series of CMA Multi-State Municipal Series Trust, CMA Government Securities Fund, WCMA Money Fund, WCMA Government Securities Fund, WCMA Tax-Exempt Fund and WCMA Treasury Fund. Merrill Lynch also acts as the principal underwriter for the following closed-end registered investment companies: Apex Municipal Fund, Inc., Capital and Income Strategies Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund III, Inc., Inc., Corporate High Yield Fund V, Inc., Corporate High Yield Fund VI Inc., Debt Strategies Fund, Inc., Master Senior Floating Rate Trust, MuniAssets Fund, Inc., MuniEnhanced Fund, Inc., Muni Intermediate Duration Fund, Inc., Muni New York Intemediate Duration Fund, MuniHoldings Fund, Inc., MuniHoldings Fund II, Inc., MuniHoldings Insured Fund, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings Florida Insured Fund, MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New York Insured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniYield Arizona Fund, Inc., MuniYield California Insured Fund Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield Michigan Insured II Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield Pennsylvania Insured Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc., Preferred Income Strategies Fund, Inc., Preferred and Corporate Income Strategies Fund, Senior High Income Portfolio, Inc. and The S&P 500® Protected Equity Fund, Inc. Merrill Lynch acts as the depositor of the following unit investment trusts: The Corporate Income Fund, Municipal Investment Trust Fund, The ML Trust for Government Guaranteed Securities and The Government Securities Income Fund.

(b) Set forth below is information concerning each director and executive officer of Merrill Lynch. The principal business address of each such person is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080.

Name	Position(s) and Office(s) with Merrill Lynch	Position(s) and Office(s) with Registrant
E. Stanley O’Neal	Chairman of the Board, Chief Executive Officer and Director	None
Rosemary T. Berkery	Executive Vice President and General Counsel	None
Ahmass L. Fakahany	Chief Financial Officer and Executive Vice President	None
James B. Gorman	Executive Vice President	None
Judith A. Witterschein	Secretary and First Vice President	None

 (c) Not Applicable.

ITEM 28.    Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the Rules thereunder will be maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, and its transfer agent, Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

ITEM 29.    Management Services.

Other than as set forth or incorporated by reference in Item 5 of the Trust Part A and Item 12 and Item 14 in Part B of the Trusts’ Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 30.    Undertakings.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 28th day of July, 2005.

MASTER TAX-EXEMPT TRUST (Registrant)

By:	/s/ DONALD C. BURKE
(Donald C. Burke, Vice President and Treasurer)

INDEX TO EXHIBITS

Exhibit Number			Description

2		—	Revised By-Laws of the Registrant, dated November 10, 2004.
10	(a)	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.